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                                                                   EXHIBIT 10.36


                        [INDIA EXOTICS, INC. LETTERHEAD]
                                 June 20, 1996


Via Telecopy

Surendra Khokha
436 Sheffield Estates Drive
St.Louis, MO  63141

Dear Sam:

         Reference is hereby made to the Employment Agreement dated February 7, 1995, as amended by letter dated February 7, 1995 (the "Employment Agreement"), between you and India Exotics, Inc., a Texas corporation (the "Company"). Due to our mutual desire to amend the provisions of the Employment Agreement relating to your bonus, your Employment Agreement is hereby amended as follows:

1. Section 4.2 of the Employment Agreement is amended and restated in its entirety to read as follows:

                 4.2. BONUS. Employer may from time to time pay Employee such bonus or additional compensation in such amounts and frequency as Employer may determine in its sole discretion. Nothing contained herein shall be construed to obligate Employer to pay any bonus or additional compensation to Employee at any time during the Term.

2. Except as amended hereby, the Employment Agreement is hereby ratified and affirmed in all respects and shall remain in full force and effect.

         If you agree that the foregoing constitutes the agreement between us, please indicate by executing a copy of this letter and returning it to the Company.
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                                        Very truly yours,

                                        INDIA EXOTICS, INC.,
                                        a Texas corporation


                                        By  /s/  JAMES R. THOMPSON
                                          ------------------------------------
                                                 James R. Thompson
                                                   Vice President - Finance



AGREED AND ACCEPTED


/s/  SURENDRA KHOKHA
- -----------------------------
     Surendra Khokha